Exhibit 1.1

21,410,019 Shares

WillScot Mobile Mini Holdings Corp.

Common stock, par value $0.0001 per share

UNDERWRITING AGREEMENT

September 9, 2021

September 9, 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Sapphire Holding S.à r.l., a société à responsabilité limitée organized under the laws of Luxembourg, having its registered office at 20, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number B 218714 (the “Selling Shareholder”), proposes to sell, as provided in this agreement (the “Agreement”), to the several Underwriters named in Schedule I hereto (the “Underwriters”) 21,410,019 shares of the common stock, par value $0.0001 per share (the “Shares”), of WillScot Mobile Mini Holdings Corp., a Delaware corporation (the “Company”). The outstanding shares of common stock, par value $0.0001 per share of the Company are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3 (File No. 333-253710), including a prospectus, relating to the Shares. The registration statement, as at any given time, together with the amendments thereto to such time prior to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), or at such time, as the case may be, is hereinafter referred to as the “Registration Statement”; and the related prospectus, dated March 1, 2021, included in the Registration Statement at the time when it became effective covering the securities included in such Registration Statement, including the Shares, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.                  Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Selling Shareholder and each of the Underwriters as follows:

(a)      The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission. The Company is, and has been since the time of the initial filing of the Registration Statement, a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)      (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of the date hereof, does not contain and, as amended or supplemented, if applicable, will not contain as of its date and as of the Closing Date, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(c)      The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective date of this Agreement, will comply as of the date of such filing in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)      The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on (i) the Company and its subsidiaries, taken as a whole or (ii) the performance by the Company and each of its subsidiaries of their obligations under this Agreement.

(e)      Each subsidiary of the Company has been duly incorporated, organized or formed, as applicable, is validly existing as a corporation, partnership, or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate, partnership, or limited liability company power and authority, as applicable, to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on (i) the Company and its subsidiaries, taken as a whole or (ii) the performance by the Company and each of its subsidiaries of their obligations under this Agreement.

(f)       This Agreement has been duly authorized, executed and delivered by the Company.

(g)      The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)      The shares of Common Stock, including the Shares, outstanding as of the date hereof and as of the Closing Date, have been duly authorized and are validly issued, fully paid and non-assessable.

(i)        The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) where such contravention would not (x) reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries, taken as a whole, or (y) reasonably be expected to have a materially adverse effect on the transactions contemplated hereby and by the Time of Sale Prospectus. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Registration Statement and the underwriting terms and arrangements and (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(j)        Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Time of Sale Prospectus (including the sale of the Shares) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to this Agreement (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a material adverse effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(k)      Except as disclosed in the Time of Sale Prospectus, since December 31, 2020, there has not occurred any material adverse change, or any development that would be reasonably likely to result in a material adverse change, in the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company or its subsidiaries, taken as a whole.

(l)        Except as disclosed in the Time of Sale Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party, or to which the property or assets of the Company or any of its subsidiaries are subject, (i) before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of its subsidiaries, (x) could reasonably be expected to, individually or in the aggregate, have a material adverse effect, or (y) which would materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company and each of its subsidiaries of their obligations hereunder or thereunder, or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)    Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)      The Company is not, and after the offering and sale of the Shares as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)      The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus comply with the applicable requirements of the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the Company, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise stated therein. The consolidated financial statements of Mobile Mini, Inc., a Delaware corporation (“Mobile Mini”) included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus comply with the applicable requirements of the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of Mobile Mini, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise stated therein. The consolidated financial statements of Modular Space Holdings, Inc., a Delaware corporation (“ModSpace”) included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus comply with the applicable requirements of the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of ModSpace, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(p)      Each of Ernst & Young LLP, PricewaterhouseCoopers LLP and KPMG LLP, who has expressed its opinion with respect to certain of the financial statements filed with the Commission as part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules of the Public Company Accounting Oversight Board.

(q)      The pro forma financial statements (including the notes thereto) and the other pro forma financial information included or incorporated by reference in the Time of Sale Prospectus (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included or incorporated by reference in the Time of Sale Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(r)       Each of the Company and its subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Time of Sale Prospectus (“Permits”), except where the failure to possess or obtain such Permits would not reasonably be expected to, individually or in the aggregate, have a material adverse effect; and none of the Company or its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Time of Sale Prospectus and except where such revocation or modification would not reasonably be expected to, individually or in the aggregate, have a material adverse effect.

(s)       Each of the Company and its subsidiaries has good and marketable title to all real property and good title to all personal property described in the Time of Sale Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Time of Sale Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except (i) as described in the Time of Sale Prospectus, (ii) to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not reasonably be expected to, individually or in the aggregate, have a material adverse effect or (iii) those that do not materially interfere with the use made and proposed to be made of such property by the Company. The Company and its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Time of Sale Prospectus, except where the failure to own or possess such intellectual property rights would not reasonably be expected to, individually or in the aggregate, have a material adverse effect, and none of the Company or its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would reasonably be expected to have, individually or in the aggregate, a material adverse effect. None of the Company or its subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any mortgaged property or any interest therein, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(t)        Except as described in the Time of Sale Prospectus, each of the Company, and its subsidiaries (i) is in compliance with all applicable foreign, federal, state and local laws and regulations relating to pollution, the protection of human health and safety (as relating to exposure to Hazardous Substances (as defined below)) or the environment (collectively, “Environmental Laws”), which compliance includes making all filings and providing all notices required under any applicable Environmental Law and obtaining, maintaining and complying with all Permits required under any applicable Environmental Law, except in each case where the failure to so comply would not reasonably be expected to, individually or in the aggregate, have a material adverse effect, (ii) are not a party to any proceeding that is pending or to the knowledge of the Company, contemplated under any Environmental Law in which a governmental authority is also a party, other than such proceedings that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect and (iii) have not received written notice of or otherwise have knowledge of any other proceedings regarding compliance with, or liabilities or obligations under, Environmental Laws, other than such proceedings that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect. As used in this paragraph, “Hazardous Substances” means hazardous or toxic substances or wastes, pollutants or contaminants, or any substance, material, chemical or waste in any form regulated pursuant to Environmental Laws.

(u)      There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or its subsidiaries that is pending or, to the knowledge of the Company, threatened that would reasonably be expected to, individually or in the aggregate, have a material adverse effect.

(v)      Each of the Company and its subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties consistent with industry practice, except where the failure to maintain such insurance would not reasonably be expected to, individually or in the aggregate, have a material adverse effect.

(w)    Except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect, none of the Company or any of its subsidiaries has any liability for any prohibited transaction, failure to satisfy minimum funding standards, or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including, without limitation, by reason of being treated as a single employer within the meaning of Section 414 of the Code with any other entity).

(x)      Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(y)      (i) None of the Company or its subsidiaries or controlled affiliates, or to the knowledge of the Company, any director, officer, employee, agent or representative thereof, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and has in place and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will make, directly or indirectly, an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(z)      The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa)   (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the target of comprehensive, country-wide or territory-wide Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, lend, contribute or otherwise make available funds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the target of Sanctions, to the extent that such funding or facilitation would violate applicable Sanctions; or

(B) in any other manner that will result in a violation of applicable Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(bb)  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect) and have paid all taxes required to be paid thereon, and other than tax deficiencies that the Company or any of its subsidiaries is contesting in good faith and for which the Company or such subsidiary has provided adequate reserves, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) individually or in the aggregate, a material adverse effect.

(cc)   The statistical and market-related data included in the Time of Sale Prospectus are based on or derived from management estimates or sources that the Company believes to be reliable and accurate.

(dd)  Except as disclosed in the Time of Sale Prospectus, the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)     Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals. Except as disclosed in the Time of Sale Prospectus, since the date of the latest audited financial statements of the Company included in the Time of Sale Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal controls over financial reporting that has materially affected the Company’s internal controls over financial reporting.

(ff)      Since August 13, 2015, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg)    The Common Stock is listed on the Nasdaq Capital Market.

(hh)    Neither the Company nor any affiliate of the Company has taken, nor will the Company or any controlled affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(ii)      Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj)       Except as disclosed in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(kk)     The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll)       As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, neither of (A) the Time of Sale Prospectus, or (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(mm)   No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

The statements set forth in the Time of Sale Prospectus under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders” fairly summarize the matters therein described in all material respects.

(nn)     Except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect and except as described in the Time of Sale Prospectus, the Company and each of its subsidiaries possess rights to use the information technology assets and equipment, computers, systems, networks, hardware and software material to the operation of the business of the Company and its subsidiaries as currently conducted (collectively, “IT Systems”). Except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect and except as described in the Time of Sale Prospectus, the Company, and each of its subsidiaries has implemented and maintained commercially reasonable policies and procedures, and taken commercially reasonable actions to protect its material confidential information and the integrity, operation and security of all IT Systems used in its businesses, and, to the knowledge of the Company, since January 1, 2018, there have been no security breaches, outages or unauthorized accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person under applicable law or regulation. Except as described in the Time of Sale Prospectus, the Company and its subsidiaries are presently in material compliance with all applicable laws and regulations, and its binding internal policies, relating to the privacy and security of IT Systems and regulated personally identifiable data (“Personal Data”) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not reasonably be expected to, individually or in the aggregate, have a material adverse effect.

2.                  Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)      This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b)      The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under this Agreement will not contravene any provision of applicable law, or the articles of association of the Selling Shareholder, or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c)      The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.

(d)      Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters in accordance with this Agreement, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares being sold by the Selling Shareholder will have been registered in the name of Cede or another nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” and thus a “securities intermediary” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)      The Selling Shareholder has delivered to Morgan Stanley & Co. LLC an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(f)       The Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.

(g)      (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by the Selling Shareholder is the name of the Selling Shareholder, the number of offered shares and the address and other information with respect to the Selling Shareholder (excluding percentages) that appear in the footnotes under the caption “Selling Stockholder) (the “Selling Shareholder Information”).

(h)      (i) None of the Selling Shareholder or any of its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any Sanctions, or

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)          The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)          For the past 5 years, the Selling Shareholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(i)        (a) None of the Selling Shareholder or any of its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) the Selling Shareholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(j)        The operations of the Selling Shareholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

(k)      The Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(l)        No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in Luxembourg or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(m)    The Selling Shareholder has the power to submit, and pursuant to Section 17(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 17(a)), and has the power to designate, appoint and empower, and pursuant to Section 17(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

3.                  Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder at $28.20 a share (the “Purchase Price”) the number of Shares set forth in Schedule I hereto opposite the name of such Underwriter.

4.                  Terms of Public Offering. The Company and the Selling Shareholder are advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Underwriters’ judgment is advisable. The Selling Shareholder is further advised by the Underwriters that the Shares are to be offered to the public initially at $28.50 a share (the “Public Offering Price”).

5.                  Payment and Delivery. Payment for the Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on September 14, 2021, or at such other time on the same or such other date, not later than September 21, 2021, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”.

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the Company, against payment of the Purchase Price therefor.

6.                  Conditions to the Underwriters’ Obligations. The obligation of the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to following conditions:

(a)      Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission and (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)      The Underwriters shall have received on the Closing Date, a certificate, dated the Closing Date, and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)      The Underwriters shall have received on the Closing Date, an opinion and negative assurance letter of Allen & Overy LLP, outside counsel for the Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d)      The Underwriters shall have received on the Closing Date, an opinion from each of Kirkland & Ellis International LLP (“Kirkland & Ellis”) and Elvinger Hoss Prussen, société anonyme (“Elvinger”), each counsel for the Selling Shareholder, each dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters. With respect to this Section 6(d), Kirkland & Ellis may rely upon the opinion of Elvinger and, with respect to factual matters, upon the representations of the Selling Shareholder contained herein and in other documents and instruments.

(e)      The Underwriters shall have received on the Closing Date, an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to them and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f)       The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, in form and substance satisfactory to the Underwriters, from each of (i) Ernst & Young LLP, independent public accountants with respect to the Company and (ii) KPMG, independent public accountants with respect to Mobile Mini, in each case containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements, pro forma financial statements (with respect to the comfort letter provided by Ernst & Young LLP) and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)      The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Shareholder, or the officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)      At the time of execution of this Agreement, the Underwriters shall have received from the Chief Financial Officer of the Company a certificate, in substantially the form set forth on Exhibit B hereto (the “Initial CFO Certificate”). At the Closing Date, the Underwriters shall have received from the Chief Financial Officer of the Company a certificate (the “Bring-Down CFO Certificate”) (i) stating, as of the date of the Bring-Down CFO Certificate (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Prospectus, as of a date not more than three days prior to the date of the Bring-Down CFO Certificate), the conclusions and findings of the Chief Financial Officer with respect to the financial information and other matters covered by the Initial CFO Certificate and (ii) confirming in all material respects the conclusions and findings set forth in the Initial CFO Certificate.

(i)        FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(j)        There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

(k)      The Underwriters shall have received (a) a certificate with respect to the Company’s status as not a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (b) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(l)        The Underwriters shall have received a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an applicable IRS Form W-8, as appropriate, of the Selling Shareholder, dated on or prior to the Closing Date, together with all required attachments to such form, establishing a complete exemption from United States backup withholding tax.

(m)    [Reserved].

7.                  Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)      To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference therein) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)      Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)      To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus which does not comply with the Securities Act or to which you reasonably object.

(d)      Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)      If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)       If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)      During the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(h)      To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(i)        To make generally available (which may be satisfied by filing with the Commission in its Electronic Data Gathering Analysis and Retrieval system) to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)        Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any stock, stamp, transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (such fees not to exceed $15,000), (v) all costs and expenses incident to listing the Shares on the Nasdaq Capital Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k)      The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. LLC, it will not, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The foregoing sentence shall not apply to (a) the issuance by the Company of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance compensation awards or stock bonus awards pursuant to an incentive plan in effect on the date hereof and disclosed in the Time of Sale Prospectus, and the issuance of shares of Common Stock upon the exercise of, or in exchange for, any of the foregoing, (b) the issuance by the Company of shares of Common Stock upon the exercise of, or in exchange for, any outstanding warrants of the Company (c) the filing and request for effectiveness of any registration statement with the Commission relating to the resale of shares of Common Stock requested to be so registered by the selling stockholders named therein, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

8.                  Covenants of the Selling Shareholder. The Selling Shareholder covenants with each Underwriter as follows:

(a)      The Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(b)      All sums payable by the Selling Shareholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Selling Shareholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(c)      All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Selling Shareholder shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

9.                  Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.              Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any materials or information provided to investors by, or with the approval of, the Company, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, except in the case of the Registration Statement, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)      The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Selling Shareholder Information.

(c)      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to such Underwriter, but only with reference to information in the twelfth, thirteenth and fourteenth paragraphs under the heading “Underwriting” in the Time of Sale Prospectus, regarding stabilization and penalty bids relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(d)      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 15 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)      To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company or the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Shareholder (before deducting expenses) under this Agreement.

(f)       The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)      The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.              Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange American, the NYSE American, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq Capital Market, (ii) trading of the Common Stock of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.              Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you, the Company or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.              Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)      The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14.              Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(b)      In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

15.              Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties to this Agreement represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in any of such party’s constitutive documents.

16.              Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.              Submission to Jurisdiction; Appointment of Agents for Service. (a) Each of the Company and the Selling Shareholder irrevocably submits to the non-exclusive jurisdiction of the courts in the State of New York and of the Federal Courts of the United States of America sitting in the Borough of Manhattan in the City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that either of the Company or the Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)      The Selling Shareholder hereby irrevocably appoints CCS Global Solutions, Inc., with offices at 530 Seventh Avenue, Suite 508, New York, New York 10018, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Selling Shareholder represents and warrants that such agent has agreed to act as the Selling Shareholder’s agent for service of process, and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18.              Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the Borough of Manhattan in the City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or the Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Company and the Selling Shareholder agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

19.              Taxes. If any sum payable by the Company or the Selling Shareholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

20.              Regulation BI. The Company and the Selling Shareholder acknowledge that the Underwriters have not provided any recommendation or provided any investment or other advice nor have the Underwriters solicited any action from the Company or the Selling Shareholder. Each of the Company and the Selling Shareholder has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Agreement and the transactions contemplated hereby to the extent it has deemed appropriate. Each of the Company and the Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures to the Company and/or the Selling Shareholders in connection with the offering of the Shares, the Underwriters are not making a recommendation to the Company or the Selling Shareholders to participate in the offering or buy or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

21.              Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22.              Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to (i) the Legal Department and (ii) Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, Attention: Keith Halverstam; Benjamin Cohen; if to the Company shall be delivered, mailed or sent to Williams Scotsman International, Inc. at 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008, Attention: Christopher J. Miner; with a copy to Allen & Overy LLP, 1221 Avenue of the Americas, 21st Floor, New York, New York 10020, Attention: Jeffrey Pellegrino; and if to the Selling Shareholder shall be delivered, mailed or sent c/o Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom, Attention: William Burke.

Very truly yours, WillScot Mobile Mini Holdings Corp.
By:	/s/ Timothy D. Boswell
	Name:	Timothy D. Boswell
	Title:	President & Chief Financial Officer

[Signature Page to Underwriting Agreement]

Sapphire Holding S.à r.l.

By:	/s/ Evelina Ezerinskaite
	Name:	Evelina Ezerinskaite
	Title:	Class A Manager

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

By:	Morgan Stanley & Co. LLC

By:	/s/ Mehul Gandhi
	Name:	Mehul Gandhi
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

Schedule I

Underwriter	Number of Shares To Be Purchased
Morgan Stanley & Co. LLC	21,410,019
Total:	21,410,019

I-1

Schedule II

Time of Sale Prospectus

1.	Preliminary Prospectus Supplement issued September 9, 2021

2.	The number of Shares is 21,410,019.

3.	The price per share to the public is $28.50.

II-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[See attached.]

LOCK-UP LETTER

September 9, 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Sapphire Holding S.à r.l., a Luxembourg société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 20, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number B 218714 (the “Selling Shareholder”), an affiliate of investment funds managed by TDR Capital LLP, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”) and WillScot Mobile Mini Holdings Corp., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter (the “Underwriter”), of 21,410,019 shares (the “Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company.

To induce the Underwriter that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering (including the documents incorporated therein, the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)                     transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b)                    transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or charitable contribution or (ii) to any corporation, partnership, limited liability company, investment fund or other entity controlled or managed, or under common control or management by the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (b), (i) each distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock shall be required or voluntarily made during the Restricted Period;

(c)                     distributions or transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to general or limited partners, members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(d)                    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”) for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(e)                     any pledge of, or other granting of a security interest in, Common Stock or any security convertible into Common Stock to one or more banks, financial or other lending institutions (“Lenders”) as collateral or security for or in connection with any margin loans, other loans, advances, extensions of credit or other indebtedness or obligations entered into by the undersigned or any of its direct or indirect subsidiaries and any transfers of such Common Stock or such other securities to the applicable Lender(s) or other third parties upon or following foreclosure upon or enforcement of such Common Stock or such securities in accordance with the terms of the documentation governing any margin loan or other loan, advance, extension of credit, indebtedness or other obligation (including, without limitation, pursuant to any agreement or arrangement existing as of the date hereof); provided that with respect to any pledge or other granting of a security interest set forth above after the execution of this agreement, the applicable Lender(s) shall be informed of the existence and contents of this agreement before entering into any margin loan or other loans, advances or extensions of credit;

(f)                      any transfer of the undersigned’s Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a “change of control” (as defined below) of the Company occurring after the consummation of the Offering, that has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the terms of this agreement. For purposes of this clause (i), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), of 50 percent of total voting power of the voting stock of the Company; and

2

(g)                      any sale or deemed sale of shares of Common Stock to satisfy tax obligations in connection with the vesting of awards issued under any incentive plan of the Company in effect as of the date hereof; provided that, to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such sale or deemed sale, such announcement or filing shall include a statement explaining the circumstances of such sale or deemed sale.

In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

This Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date the Selling Shareholder advises the Underwriter, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (b) the date of the termination of the Underwriting Agreement (without regard to any provisions thereof that survive termination) if prior to the sale of any Shares pursuant to the Underwriting Agreement, or (c) September 16, 2021, only if, the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriter have not provided any recommendation or provided any investment or other advice nor have the Underwriter solicited any action from the undersigned with respect to this lock-up letter or the Public Offering of the Shares and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this lock-up letter or the Public Offering of the Shares to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriter may provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Underwriter are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York

[Signature Page Follows]

3

Very truly yours, [ • ]

By: (Name)

(Address)

EXHIBIT B

FORM OF CFO CERTIFICATE

WillScot Mobile Mini Holdings Corp.

Chief Financial Officer’s Certificate

September 9, 2021

Reference is hereby made to (i) the Underwriting Agreement dated September 9, 2021 (the “Underwriting Agreement”) by and among WillScot Mobile Mini Holdings Corp. (the “Company”) and the underwriters named on Schedule I thereto (the “Underwriters”), and (ii) the Preliminary Prospectus Supplement dated September 9, 2021 as supplemented as of the date hereof (the “Preliminary Prospectus Supplement”) in connection with an offering (the “Offering”) of the Company’s Common Stock. Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

In connection with the Offering and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, the undersigned, in his capacity as the Chief Financial Officer of the Company and not in his individual capacity, hereby certifies that:

1.	I am duly elected, qualified and acting in the capacity set forth above. I am familiar with the facts certified herein and I am providing this certificate based on my examination of the internal accounting records of the Company and its subsidiaries.

2.	I have reviewed the Registration Statement, the Preliminary Prospectus Supplement, the Time of Sale Prospectus and the documents filed by the Company under the Securities Exchange Act of 1934, as amended, that have been incorporated by reference in the Preliminary Prospectus in connection with the Offering.

3.	I am familiar with respect to the accounting records and accounting practices, policies, procedures and internal controls of the Company and its subsidiaries and, together with the financing staff that reports to me, have responsibility for financial and accounting matters with respect to the Company and its subsidiaries. I have reviewed the financial statements, books, records or schedules and analyses derived therefrom of the Company that I have deemed necessary to make the certifications set forth herein.

4.	I have supervised the compilation of and reviewed the circled information contained in the attached Exhibit A hereto (the “Covered Information”), which is included or incorporated by reference in the Preliminary Prospectus Supplement.

5.	Based on the foregoing, the Covered Information is true, correct and accurate in all material respects, based on appropriate data and reasonable assumptions, and the Company has used customary methods and analytical procedures to produce such Covered Information.

This Certificate is being furnished to the Underwriters to assist them in conducting their investigation of the Company in connection with the Offering. Each of Latham & Watkins LLP, counsel for the Underwriters, and Allen & Overy LLP, counsel to the Company, is entitled to rely on this Certificate in connection with the opinions and letters that each firm is delivering pursuant to Section 6 of the Underwriting Agreement.